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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
DRS Technologies, Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-14487, 333-69751 and 333-83700) on Form S-8 and in the registration statement (No. 333-101315) on Form S-3 and in the registration statement (No. 333-112423) on Form S-4 of DRS Technologies, Inc. of our report dated May 25, 2004, with respect to the consolidated balance sheets of DRS Technologies, Inc. and subsidiaries as of March 31, 2004 and 2003, and the related consolidated statements of earnings, stockholders' equity and comprehensive earnings, and cash flows for each of the years in the three-year period ended March 31, 2004, and the related financial statement schedule, which report appears in the March 31, 2004, annual report on Form 10-K of DRS Technologies, Inc.

/s/ KPMG LLP

Short Hills, New Jersey
June 11, 2004

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Consent of Independent Registered Public Accounting Firm